Exhibit 99.4

For Immediate Release

Contact:	Contact:
John R. Heerwagen	Edward A. Hjerpe, III
Middlesex Savings Bank	Strata Bank
(508) 315-5433	(888) 578-7282

Middlesex Savings Bank and Strata Bank Announce Merger

Natick, MA and Medway, MA, December 8, 2008 – Middlesex Savings Bank, Service Bancorp, MHC, Service Bancorp, Inc. (OTC Bulletin Board: SERC), and Strata Bank announced today the signing of an Agreement and Plan of Merger (the “Agreement”), under which Strata Bank will be merged into Middlesex Savings Bank.

John R. Heerwagen, Chairman, President and Chief Executive Officer of Middlesex Savings Bank, said: “Strata Bank has served its customers and communities well for over 135 years. It has built an outstanding franchise and earned a terrific reputation for customer service and community commitment. We look forward to building upon that tradition and bringing greater convenience not only to Strata customers but to the customers of Middlesex as well.”

Edward A. Hjerpe, III, Interim President and Chief Executive Officer of Service Bancorp, Inc. and Strata Bank, said: “Middlesex is a great community bank, and Strata Bank is proud to partner with them. The merger is a natural combination of both franchises. It will give Strata customers the convenience of continuing to bank in their current communities, as well as access to many more branches and ATMs. In addition, our customers will gain access to even more competitive products and services. As part of the transaction, Strata will re-mutualize, returning to our roots as a mutual bank, and simultaneously team with one of the largest and strongest mutual banks in the state.”

Middlesex Savings Bank is a Massachusetts savings bank. Strata Bank is a Massachusetts stock savings bank, which is wholly owned by Service Bancorp, Inc., a majority-owned subsidiary of Service Bancorp, MHC, a Massachusetts mutual holding company.

Pursuant to the Agreement, the mutual holding company structure of Service Bancorp, MHC will be eliminated and Strata Bank will re-mutualize and merge with Middlesex Savings Bank. The public stockholders of Service Bancorp, Inc. will receive $28.00 in cash in exchange for each share of common stock.

The Agreement has been approved by the Middlesex Savings Bank Board of Trustees, the Boards of Directors of Service Bancorp, Inc. and Strata Bank, and the Service Bancorp, MHC

Board of Trustees. The transaction is subject to several conditions, including the receipt of regulatory approvals and the approval of the stockholders of Service Bancorp, Inc. and the corporators of Service Bancorp, MHC and a mutual holding company to be formed by Middlesex Savings Bank. It is anticipated that the transaction will be completed in the spring of 2009, at which time Middlesex Savings Bank will begin the integration of systems, data and personnel. While this will include a review of all staffing needs, Middlesex does intend to retain all Strata branch personnel. The integration is expected to be completed by the end of the summer of 2009 and will enable each bank’s respective customers to utilize the entire branch and ATM network of the new combined entity.

Middlesex Savings Bank is advised by RBC Capital Markets Corporation, and its legal counsel is Goodwin Procter LLP. Strata Bank is advised by Keefe, Bruyette & Woods, and its legal counsel is Nutter McClennen & Fish LLP.

Middlesex Savings Bank is a mutual savings bank founded in 1835 and headquartered in Natick. It is the largest independent bank in central Massachusetts with assets exceeding $3.5 billion. The FDIC and DIF insured bank has 25 branch offices located in Acton, Ashland, Bedford, Boxborough, Concord, Framingham, Groton, Holliston, Hopkinton, Littleton, Maynard, Medfield, Millis, Natick, Needham, Southborough, Sudbury, Wayland, Wellesley, and Westford. For more information, visit www.middlesexbank.com.

Service Bancorp, Inc. is the bank holding company of Strata Bank. Strata Bank serves the communities centrally located between Boston, MA, Worcester, MA and Providence, RI. Established in 1871, Strata Bank, which also is insured by the FDIC and DIF, has assets of nearly $400 million and operates eight full service offices in Bellingham, Franklin, Hopkinton, Medfield, Medway, Milford and Millis. For more information, visit www.stratabank.com.

Forward Looking Information

This press release contains forward-looking information, including information concerning Service Bancorp, Inc. and expectations concerning the merger of Strata Bank, a wholly-owned subsidiary of Service Bancorp, Inc., with Middlesex Savings Bank (the “Merger”). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Service Bancorp, Inc.’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning Service Bancorp, Inc.’s belief, expectations or intentions concerning Service Bancorp, Inc.’s future performance and the likelihood that the Merger will in fact occur in a timely manner. These statements reflect Service Bancorp, Inc.’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties relating to the Merger, including obtaining all requisite regulatory approvals in a timely fashion, obtaining the timely approval of Service Bancorp, Inc.’s shareholders, absence of a material adverse effect on Service Bancorp, Inc., satisfaction of all other conditions to the Merger and timely closing of the Merger by both parties.

Additional Information and Where to Find It

Service Bancorp, Inc. plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the transaction (the “Proxy Statement”). The Proxy Statement will contain important information about Service Bancorp, MHC, Service Bancorp, Inc., Strata Bank, Middlesex Savings Bank, the transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENT FILED WITH THE SEC, AS WELL AS ANY AMENDMENT OR SUPPLEMENT TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Service Bancorp, Inc. through the web site maintained by the SEC at www.sec.gov.

In addition, documents filed by Service Bancorp, Inc. with the SEC, including filings that will be incorporated by reference in the Proxy Statement, can be obtained, without charge, upon written request addressed to the Secretary, 81 Main Street, Medway, Massachusetts, 02053-1715.

Service Bancorp, Inc., Middlesex Savings Bank and their respective directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding Service Bancorp, Inc.’s directors and executive officers is contained in the Service Bancorp, Inc. Annual Report on Form 10-K for the year ended June 30, 2008, as filed with the SEC on September 29, 2008, as amended by a Form 10-K/A filed on October 29, 2008. Information about Middlesex Savings Bank’s directors, executive officers and other members of management is available from its from its 2007 Annual Report, which can be obtained for free from its website at www.middlesexbank.com, and will also be available in a Schedule 13D to be filed by Middlesex Savings Bank with the SEC.

Additional information regarding the interests of those participants may be obtained by reading the Proxy Statement regarding the proposed transaction when it becomes available. INVESTORS AND SECURITY HOLDERS SHOULD READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION.

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